Exhibit 5.1

355 South Grand Avenue Los Angeles, California 90071-1560 Tel: +1.213.485.1234 Fax: +1.213.891.8763 www.lw.com

FIRM / AFFILIATE OFFICES
Barcelona	Moscow
Beijing	Munich
Boston	New Jersey
Brussels	New York
Century City	Orange County
Chicago	Paris
Dubai	Riyadh
Düsseldorf	Rome
Frankfurt	San Diego
Hamburg	San Francisco
Hong Kong	Shanghai
Houston	Silicon Valley
London	Singapore
Los Angeles	Tokyo
Madrid	Washington, D.C.
Milan

September 22, 2016

The Trade Desk, Inc.

42 N. Chestnut Street

Ventura, California 93001

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to The Trade Desk, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of up to (i) 4,000,000 shares of Class A common stock of the Company, par value $0.000001 per share (“Class A Common Stock”), issuable under the Company’s 2016 Incentive Award Plan (the “2016 Plan”), (ii) 800,000 shares of Class A Common Stock issuable under the Company’s 2016 Employee Stock Purchase Plan (the “ESPP”), (iii) 1,007,628 shares of Class B common stock of the Company, par value $0.000001 per share (“Class B Common Stock”), issuable under the Company’s 2015 Equity Incentive Plan, as amended (the “2015 Plan”), and (iv) 4,202,342 shares of Class B Common Stock issuable under the Company’s 2010 Stock Plan (together with the 2016 Plan, the ESPP and the 2015 Plan, the “Plans”).  The shares of Class A Common Stock and Class B Common Stock listed above are collectively referred to herein as the “Shares”.

The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”).  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

September 22, 2016

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.  We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor in the circumstances contemplated by the Plans, assuming in each case that the individual issuances, grants or awards under the Plans are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.  In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP